                                                                     Exhibit 1.1

                               UNDERWRITING AGREEMENT



                                                                  March 25, 1998




U.S. Bancorp
USB Capital II
601 Second Avenue South
Minneapolis, MN 55402

Ladies and Gentlemen:

     We (the "Representatives") understand that USB Capital II, a business trust formed under the laws of the State of Delaware (the "Trust"), and U.S. Bancorp, a Delaware corporation, as depositor of the Trust and as guarantor (the "Guarantor"), propose that the Trust issue an aggregate of 14,000,000, 7.20% Trust Originated Preferred Securities (liquidation amount $25 per Preferred Security) (the "Offered Securities") representing preferred beneficial interests in the Trust. The Guarantor and the Trust have also granted to the Underwriters (as hereinafter defined) an option to purchase up to 2,100,000 additional 7.20% Trust Originated Preferred Securities (liquidation amount $25 per Preferred Security) (the "Optional Securities" together with the Offered Securities, the "Securities") representing preferred beneficial interests in the Trust. The proceeds of the sale of the Securities, together with the proceeds of the sale by the Trust of its common securities (liquidation amount $25 per common security) (the "Common Securities"), are to be invested in 7.20% Junior Subordinated Deferrable Interest Debentures of the Guarantor (the "Junior Subordinated Debentures"), due April 1, 2028 (or such date to which the maturity of the Junior Subordinated Debentures may be extended, as described in the Prospectus Supplement), to be issued pursuant to an Indenture (the "Indenture") dated as of November 15, 1996 between the Guarantor and Wilmington Trust Company, as trustee (the "Debenture Trustee").

     The Guarantor will, through the Indenture, the Junior Subordinated Debentures, the Amended and Restated Trust Agreement dated as of April 1, 1998 (the "Trust Agreement") among the Guarantor, as Depositor to the Trust, Wilmington Trust Company, as Delaware Trustee and Property Trustee, and the Administrative Trustees named therein (collectively, the "Trustees"), the Guarantee Agreement dated as of April 1, 1998 (the "Guarantee") between the Guarantor and Wilmington Trust Company, as trustee (the "Guarantee Trustee"), and the Expense Agreement dated as of April 1, 1998 between the Guarantor and the trustees named therein, taken together, fully, irrevocably and unconditionally guarantee on a subordinated basis all of the Trust's obligations under the Securities.

     Subject to the terms and conditions set forth herein and incorporated by reference herein, the Guarantor and the Trust hereby agree that the Trust shall sell to each of the underwriters named in Schedule I (the "Underwriters"), and each of the Underwriters agrees, severally and not jointly, to purchase the numbers of the Offered Securities set forth opposite the name of such Underwriter at a purchase price of $25 per Offered Security, plus accrued distributions, if any (the "Purchase Price").

     Subject to the terms and conditions set forth herein and incorporated by referenced herein, the Guarantor and the Trust hereby grant to the several Underwriters an option to purchase all or any portion of the Optional Securities at the Purchase Price for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Offered Securities. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representatives to the Guarantor and the Trust setting forth the aggregate number of Optional Securities as to which the several Underwriters are exercising the option, the names and denominations in which the certificates for such Optional Securities are to be registered and the date and time, as determined by the Representatives when such Optional Securities are to be delivered. No Optional Securities shall be sold and delivered unless the Offered Securities have been, or simultaneously are, sold and delivered. Notwithstanding the foregoing, the option granted hereunder shall not be exercised without the prior consent of the Guarantor and the Trust.

     As compensation to the Underwriters for the commitments hereunder, and in view of the fact that the proceeds of the sale of the Securities will be used by the Trust to purchase the Junior Subordinated Debentures of the Guarantor, the Guarantor hereby agrees to pay at each Closing Date to the Representatives, for the accounts of the several Underwriters, an amount equal to $.7875 per Security for the Securities to be delivered at the Closing Date.

     At each Closing Date, the Guarantor will pay, or cause to be paid, the commission payable to the Underwriters under the preceding paragraph in federal (same day) funds.

     The Securities shall have the terms set forth in the Prospectus Supplement dated March 25, 1998.

     Except as otherwise provided herein, all the provisions contained in the document entitled "U.S. Bancorp Underwriting Agreement Standard Provisions (Capital Securities) (March 25, 1998)" (the "Standard Underwriting Agreement") are herein incorporated by reference in their entirety and shall be deemed to be a part of


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this Underwriting Agreement to the same extent as if such provisions had been set forth in full herein. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Standard Underwriting Agreement.

     Certificates for the Offered Securities purchased by each Underwriter shall be delivered by or on behalf of the Trust to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the Purchase Price therefor in federal (same day) funds, on the "Closing Date," which shall be 10:00 AM ( New York City time) on April 1, 1998 at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY 10017, or at such other place and time as the Representatives, the Guarantor and the Trust may agree upon in writing.

     Certificates for the Optional Securities purchased by each Underwriter shall be delivered by or on behalf of the Trust to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the Purchase Price therefor in federal (same day) funds, on the second "Closing Date," which shall be 10:00 AM ( New York City time) on the date determined by the Representatives and of which the Guarantor and the Trust have received notice as provided by which shall not be earlier than three business days or later than five business days after the exercise of the option, or at such other time that may be agreed upon by the Representatives, the Guarantor and the Trust, at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY 10017, or at such other place and time as the Representatives, the Guarantor and the Trust may agree upon in writing.

     This document may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same document.


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     Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below and returning the signed copy to us.


                              MERRILL LYNCH, PIERCE FENNER & SMITH
                                   INCORPORATED
                              PIPER JAFFRAY INC.
                              DAIN RAUSCHER INCORPORATED
                              MORGAN STANLEY DEAN WITTER
                              PRUDENTIAL SECURITIES INCORPORATED
                              SALOMON SMITH BARNEY

                              By:  Merrill Lynch, Pierce Fenner & Smith
                                   Incorporated



                              By:    /s/ Lee Shavel
                                 ----------------------------
                               Its:
                                   -------------------------------------


Accepted by:

U.S. BANCORP, as Guarantor


By:  /s/ Kenneth D. Nelson
   ---------------------------------
     Name:  Kenneth D. Nelson
     Title: Vice President


USB CAPITAL II

By: U.S. Bancorp, as Depositor


By:   /s/ Kenneth D. Nelson
   ---------------------------------
     Name:   Kenneth D. Nelson
     Title:  Vice President


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                                     SCHEDULE I


                                                       Underwriters' Commitment
                                                       ------------------------
Merrill Lynch, Pierce, Fenner & Smith                          1,650,000
   Incorporated
Piper Jaffray Inc.                                             1,630,000
Dain Rauscher Incorporated                                     1,630,000
Morgan Stanley & Co. Incorporated                              1,630,000
Prudential Securities Incorporated                             1,630,000
Smith Barney Inc.                                              1,630,000
BT Alex. Brown Incorporated                                      140,000
Robert W. Baird & Co. Incorporated                               140,000
Bear, Stearns & Co. Inc.                                         140,000
CIBC Oppenheimer Corp.                                           140,000
Cowen & Company                                                  140,000
Donaldson, Lufkin & Jenrette Securities
   Corporation                                                   140,000
A.G. Edwards & Sons, Inc.                                        140,000
EVEREN Securities, Inc.                                          140,000
Goldman, Sachs & Co.                                             140,000
Legg Mason Wood Walker, Incorporated                             140,000
Lehman Brothers Inc.                                             140,000
J.P. Morgan Securities Inc.                                      140,000
Raymond James & Associates, Inc.                                 140,000
The Robinson-Humphrey Company, LLC                               140,000
Tucker Anthony Incorporated                                      140,000
US Clearing Corp.                                                140,000
Wheat First Securities, Inc.                                     140,000
Advest, Inc.                                                      70,000
Blaylock & Partners, L.P.                                         70,000
J.C. Bradford & Co.                                               70,000
D.A. Davidson & Co.                                               70,000
Fahnestock & Co. Inc.                                             70,000
First Albany Corporation                                          70,000
First of Michigan Corporation                                     70,000
Gibraltar Securities Co.                                          70,000
Gruntal & Co., L.L.C.                                             70,000
Interstate/ Johnson Lane Corporation                              70,000
Janney Montgomery Scott Inc.                                      70,000
Josephthal & Co. Inc.                                             70,000
Kirpatrick, Pettis, Smith, Polian Inc.                            70,000
McDonald & Company Securities, Inc.                               70,000
Mesirow Financial, Inc.                                           70,000
Morgan Keegan & Company, Inc.                                     70,000
The Ohio Company                                                  70,000



                                                       Underwriters' Commitment
                                                       ------------------------

Olde & Co., Incorporated                                          70,000
Pryor, McClendon, Counts & Co., Inc.                              70,000
Roney & Co., LLC                                                  70,000
Scott & Stringfellow, Inc.                                        70,000
Stephens Inc.                                                     70,000
Stifel, Nicolaus & Company, Incorporated                          70,000
Stone & Youngberg                                                 70,000
TD Securities (USA) Inc.                                          70,000
Trilon International Inc.                                         70,000
                                                              ----------

              TOTAL                                           14,000,000
                                                              ----------
                                                              ----------